THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE
"ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                                                              Warrant No. PR-1

                       ***TRAINING DEVICES INCORPORATED***
                    WARRANT TO PURCHASE SHARES OF COMMON STOCK

                       WARRANT TO PURCHASE 37,500 SHARES
                   (SUBJECT TO ADJUSTMENT AS SET FORTH HEREIN)

                         EXERCISE PRICE $4.00 PER SHARE
                    (SUBJECT TO ADJUSTMENT AS SET FORTH HEREIN)

               VOID AFTER 3:00 P.M., MOUNTAIN TIME, ON JANUARY 2, 2001,

     THIS CERTIFIES THAT Caribou Bridge Fund, LLC is entitled to purchase from Training Devices Incorporated, a Colorado corporation (hereinafter called the "Company") with its principal office located at 96 Inverness Drive East, #R, Englewood, Colorado 80112, at any time commencing on October 22, 1998, but before 3:00 P.M., Colorado Time, on January 2, 2001 (the "Termination Date"), at the purchase price of $4.00 per share (the "Exercise Price"), the number of shares (the "Shares") of the Company's no par value Common Stock (the "Common Stock") set forth above. The number of Shares purchasable upon exercise of this Warrant and the Exercise Price per Share shall be subject to adjustment from time to time as set forth in Section 5 below.

     SECTION 1.   DEFINITIONS.

     The following terms used in this agreement shall have the following meanings (unless otherwise expressly provided herein):

     THE "ACT."   The Securities Act of 1933, as amended.

     THE "COMMISSION."   The Securities and Exchange Commission.

     THE "COMPANY."   Training Devices Incorporated.

     "COMMON STOCK."   The Company's Common Stock.

     "CURRENT MARKET PRICE."   The Current Market Price shall be determined as
follows:

          (a) if the security at issue is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on either the National Market System or the Small Cap Market of the automated quotation service operated by Nasdaq, the current value shall be the last reported sale price of that security on such exchange or system on the day for which the Current Market Price is to be determined or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; or

          (b) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges, the Current Market Value shall be the average of the last reported highest bid and lowest asked prices quoted on the Electronic Bulletin Board operated by Nasdaq, or, if not so quoted, then by the National Quotation Bureau, Inc. on the last business day prior to the day for which the Current Market Price is to be determined; or

          (c) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the current market value shall be determined in such reasonable manner as may be prescribed from time to time by the Board of Directors of the Company, subject to the objection and arbitration procedure as described in Section 6 below.

     "EXERCISE DATE."   October 22, 1998.

     "EXERCISE PERIOD."   The period commencing on the Exercise Date and
ending on the Expiration Date.

     "EXERCISE PRICE."   $4.00 per Share, as modified in accordance with
Section 5, below.

     "EXPIRATION DATE."   January 2, 2001.

     "HOLDER" or "WARRANTHOLDER."   The person to whom this Warrant is
issued, and any valid transferee thereof pursuant to Section (3.1) below.

     "NASDAQ."   The automated quotation system operated by The Nasdaq Stock
Market, Inc.

     "TERMINATION OF BUSINESS."   Any sale, lease or exchange of all, or
substantially all, of the Company's assets or business or any dissolution, liquidation or winding up of the Company.

     "WARRANTS."   This Warrant and such other Warrants as are issued
concurrently with this Warrant containing the same terms of this Warrant and any Warrants issued in substitution for or replacement of such warrants, including those evidenced by a Warrant or Warrants issued upon division, exchange, substitution or transfer pursuant to this Warrant.

     "WARRANT SHARES."   The Common Stock purchasable upon exercise of a
Warrant including the Common Stock underlying unexercised portions of a Warrant.

     SECTION 2.   TERM OF WARRANTS; EXERCISE OF WARRANT.

     2.1. EXERCISE OF WARRANT. Subject to the terms of this Agreement, the Holder shall have the right, at any time prior to 5:00 p.m., Denver Time, on the Expiration Date, to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Holder may at the time be entitled to purchase pursuant to this Warrant, upon surrender to the Company, at its principal office, of the Warrant to be exercised, together with the purchase form attached hereto, duly filled in and signed, and upon payment to the Company of the Exercise Price for the number of Shares in respect of which such Warrant is then exercised, but in no event for less than 100 Shares (unless fewer than an aggregate of 100 shares are then purchasable under all outstanding Warrants held by a Holder).

     2.2. PAYMENT OF EXERCISE PRICE. Payment of the aggregate Exercise Price shall be made in cash or by check, or any combination thereof.

     2.3. ISSUANCE OF SHARES. Upon such surrender of the Warrants and payment of such Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 13 hereof, in respect of any fractional Shares otherwise issuable upon such surrender.

     2.5 STATUS OF HOLDER UPON EXERCISE. Upon receipt of this Warrant by the Company as described in Section 2.1 above, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Shares may not have been prepared or actually delivered to the Holder.

     SECTION 3.  TRANSFERABILITY OF WARRANT

     3.1 LIMITATION ON TRANSFER. Any assignment or transfer of a Warrant shall be made by the presentation and surrender of the Warrant to the Company at its principal office or the office of its transfer agent, if any, accompanied by a duly executed Assignment Form. Upon the presentation and surrender of these items to the Company, the Company, at its sole expense, shall execute and deliver to the new Holder or Holders a new Warrant or Warrants, in the name of the new Holder or Holders as named in the Assignment Form, and the Warrant presented or surrendered shall at that time be canceled.

     3.2 EXCHANGE OF WARRANT. Any Warrant may be exchanged for another Warrant or Warrants entitling the Warrantholder to purchase a like aggregate number of Shares as the Warrant or Warrants surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant as so requested.

     3.3 MUTILATED, LOST, STOLEN, OR DESTROYED WARRANT. In case the Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant or Warrants, or in lieu of and substitution for the Warrant or Warrants lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount, at the applicant's cost. Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     3.4 FORM OF ELECTION. The form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by its President or by a Vice President and attested to by its Secretary or an Assistant Secretary. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such officer prior to the delivery of such Warrant or did not hold such office on the date of this Agreement. The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

     SECTION 4.  REDEMPTION

     4.1 RIGHT TO REDEEM. The Company may, at its option, redeem the Warrants in whole or in part on a pro rata basis for a redemption price of $.01 per Warrant (the "Redemption Price") on 45 days prior written notice to the Warrantholders. The right to redeem the Warrants may be exercised by the Company only in the event (i) the Current Market for the Common Stock has exceeded 150% of the Exercise Price during a period of at least 20 of the 30 trading days immediately preceding the date of mailing of the notice of redemption, (ii) the Company has in effect a current registration statement (or a post-effective amendment to an existing registration statement) with the Commission registering the Warrant Shares, and (iii) the expiration of the 45 days notice period is within the Exercise Period. In the event the Company exercises its right to redeem the Warrants, the Expiration Date will be deemed to be, and the Warrants will be exercisable until the close of business on, the date fixed for redemption in such notice (the "Redemption Date"). If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the Warrantholder thereof will be entitled only to the Redemption Price.

     4.2 TERMINATION OF RIGHTS. From and after the Redemption Date, all rights of the holders of record of redeemed Warrants (except the right to receive the Redemption Price) shall terminate, but only if (i) no later than one day prior to the Redemption Date the Company shall have irrevocably deposited with the paying agent a sufficient amount to pay on the Redemption Date the Redemption Price for all Warrants called for redemption, and (ii) the notice of redemption shall have stated the name and address of the Paying Agent and the intention of the company to deposit such amount with the Paying Agent no later than one day prior to the Redemption Date.

     4.3 PAYMENT OF REDEMPTION PRICE. The Paying Agent shall pay to the holders of record of redeemed Warrants all amounts received by the Paying Agent for the redemption of Warrants to which the holders of record of such redeemed Warrants who shall have surrendered their Warrants are entitled. Any amounts deposited by the Company with the Paying Agent to pay the Redemption Price for all Warrants called for redemption that are not required for redemption of Warrants may be withdrawn by the Company. Any amounts deposited by the Company with the Paying Agent to pay the Redemption Price for all Warrants called for redemption that shall be unclaimed six months after the Redemption Date may be withdrawn by the Company, and thereafter the holders of the Warrants called for redemption for which such funds were deposited shall look solely to the Company for payment. The Company shall be entitled to the interest, if any, on funds deposited with the Paying Agent, and the Warrantholders of redeemed Warrants shall have no right to any such interest.

     4.4 FAILURE TO MAKE DEPOSIT. If the Company fails to make a sufficient deposit with the Paying Agent as provided above, the Warrantholder of any Warrants called for redemption may at the option of the holder (i) by notice to the Company declare the notice of redemption a nullity as to such holder, or (ii) maintain an action against the Company for the Redemption Price. If the Warrantholder brings such an action, the Company will pay the reasonable attorney's fees of the Warrantholder. If the Warrantholder fails to bring an action against the Company for the Redemption Price within 60 days after the Redemption Date, the Warrantholder shall be deemed to have elected to declare the notice of redemption to be a nullity as to such holder and such notice shall be without any force or effect as to such holder.

     SECTION 5.  ADJUSTMENT OF NUMBER OF SHARES.

     The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     5.1 ADJUSTMENTS. The number of Shares purchasable upon the exercise of the Warrants shall be subject to adjustments as follows:

          (a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution to its stockholders in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue by classification of its Common Stock other securities of the Company, the number of Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 5.1.(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) In case the Company shall issue rights, options, warrants, or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than the then Current Market Price, the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants, or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Current Market Price. Such adjustment shall be made whenever such rights, options, warrants, or convertible securities are issued, and shall become effective immediately and retroactively to the record date for the determination of stockholders entitled to receive such rights, options, warrants, or convertible securities.

          (c) In case the Company shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subsection 5.1(b) above), then in each case the number of Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value (determined as provided in subparagraph (e) below of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants, or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

          (d) No adjustment in the number of Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Shares then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of Shares purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this subsection 5.1(d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

          (e) Whenever the number of Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

          (f) Whenever the number of Shares purchasable upon exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Warrants after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

          (g) For the purchase of this Section 5.1, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 5, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Stock, (y) if the Warrantholder's right to purchase is on any other basis than that available to all holders of the Company's Common Stock, the Company shall obtain an opinion of an independent investment banking firm valuing such other securities and
     (z) thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in the Section 5.

          (h) Upon the expiration of any rights, options, warrants, or conversion privileges, if such shall have not been exercised, the number of Shares purchasable upon exercise of the Warrants, to the extent the Warrants have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, or conversion privileges, and (ii) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants, or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Shares purchasable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale, or grant of such rights, options, warrants, or conversion rights.

     5.2. NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 5.1, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of the Warrants.

     5.3. NO ADJUSTMENT IN CERTAIN CASES. No adjustments shall be made pursuant to Section 5 hereof in connection with the issuance of the Common Stock upon exercise of the Warrants. No adjustments shall be made pursuant to
Section 5 hereof in connection with grant or exercise of presently authorized or outstanding options to purchase, or the issuance of shares of Common Stock under the Company's director or employee benefit plan.

     5.4. PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property, assets, or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase, upon exercise of the Warrants, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, or conveyance had the Warrants been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants, its warrants which entitle the holder thereof to purchase upon their exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this Section 5.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 5 hereof. The provisions of this Section 5.4 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

     5.5. PAR VALUE OF SHARES OF COMMON STOCK. Before taking any action which would cause an adjustment effectively reducing the portion of the Exercise Price allocable to each Share below the par value per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.

     5.6. INDEPENDENT PUBLIC ACCOUNTANTS. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 5, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this
Section 5.

     5.7. STATEMENT ON WARRANTS. Irrespective of any adjustments in the number of securities issuable upon exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrants initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant that it may deem appropriate and that does not affect the substance thereof; and any Warrant thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant, may be in the form so changed.

     5.8. TREASURY STOCK. For purposes of this Section 5, shares of Common Stock owned or held at any relevant time by, or for the account of, the Company, in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculations and adjustments described.

     SECTION 6.  NOTICE TO HOLDERS.

     If, prior to the expiration of this Warrant either by its terms or by its exercise in full, any of the following shall occur:

     (a) the Company shall declare a dividend or authorize any other distribution on its Common Stock; or

     (b) the Company shall authorize the granting to the shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

     (c) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company; or

     (d) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (e) any purchase, retirement or redemption by the Company of its Common Stock;

then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

     (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

     (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

     (z) if any matters referred to in the foregoing clauses (x) and (y) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

     SECTION 7.  OFFICERS' CERTIFICATE.

     Whenever the Exercise Price or the aggregate number of Warrant Shares purchasable pursuant to this Warrant shall be adjusted as required by the provisions of Section 5 above, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its transfer agent, if any, an officers' certificate executed by the Company's President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this Warrant. Each such officers' certificate shall be made available to the Holder or Holders of this Warrant for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of the officers' certificate relating to that adjustment to the Holder or Holders of this Warrant. The officers' certificate described in this Section 7 shall be deemed to be conclusive as to the correctness of the adjustment reflected therein if, and only if, no Holder of this Warrant delivers written notice to the Company of an objection to the adjustment within 30 days after the officers' certificate is delivered to the Holder or Holders of this Warrant. The Company will make its books and records available for inspection and copying during normal business hours by the Holder so as to permit a determination as to the correctness of the adjustment. If written notice of an objection is delivered by a Holder to the Company and the parties cannot reconcile the dispute, the Holder and the Company shall submit the dispute to arbitration pursuant to the provisions of
Section 20 below. Failure to prepare or provide the officers' certificate shall not modify the parties' rights hereunder.

     SECTION 8.  RESERVATION OF WARRANT SHARES.

     There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized and unissued Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 13 hereof.

     SECTION 9.  RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.

     9.1. RESTRICTIONS ON TRANSFER. The Warrantholder agrees that prior to making any disposition of the Warrants or the Shares, the Warrantholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made if the Company has notified the Warrantholder that in the opinion of counsel reasonably satisfactory to the Warrantholder a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a "Registration Statement") under the Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by the Commission.

     9.2. PIGGY-BACK REGISTRATION RIGHT. This Warrant is subject to the terms of a Registration Rights Agreement and a Mandatory Lock-Up Agreement, which are incorporated by reference herein.

     9.3. INCLUSION OF INFORMATION. In the event that the Company registers or qualifies the Warrant Shares pursuant to Section 9.2 above, the Company shall include in the registration statement or qualification, and the prospectus included therein, all information and materials necessary or advisable to comply with the applicable statutes and regulations so as to permit the public sale of the Warrant Shares or the Warrant Shares underlying the unexercised portion of this Warrant. As used in Section 9.2, reference to the Company's securities shall include, but not be limited to, any class or type of the Company's securities or the securities of any of the Company's subsidiaries or affiliates.

     9.4. CONDITION OF COMPANY'S OBLIGATIONS. As to each registration statement or offering statement, the Company's obligations contained in this
Section 9 shall be conditioned upon a timely receipt by the Company in writing of the following:

            (a) Information as to the terms of the contemplated public offering furnished by and on behalf of each Holder or holder intending to make a public distribution of the Warrant Shares; and

            (b) Such other information as the Company may reasonably require from such Holders or holders, or any underwriter for any of them, for inclusion in the registration statement or offering statement.

     9.5. RECIPROCAL INDEMNIFICATION. In each instance in which pursuant to this Section 9 the Company shall take any action to register or qualify the Warrant Shares, prior to the effective date of any registration statement or offering statement the Company and each Holder or holder of Warrants or Warrant Shares being registered or qualified shall enter into reciprocal indemnification agreements, in the form customarily used by reputable investment bankers with respect to public offerings of securities, containing substantially the same terms as described in Section 11. These indemnification agreements also shall contain an agreement by the Holder or shareholder at issue to indemnify and hold harmless the Company, its officers and directors from and against any and all losses, claims, damages and liabilities, including, but not limited to, all expenses reasonably incurred in investigating, preparing, defending or settling any claim, directly resulting from any untrue statements of material facts, or omissions to state a material fact necessary to make a statement not misleading, contained in a registration statement or offering statement to which this Section 9 applies, if, and only if, the untrue statement or omission directly resulted from information provided in writing to the Company by the indemnifying Holder or shareholder expressly for use in the registration statement or offering statement at issue.

     9.6. SURVIVAL. The Company's obligations described in this Section 9 shall continue in full force and effect regardless of the exercise, surrender, cancellation or expiration of this Warrant.

     SECTION 10.  PAYMENT OF TAXES.

     The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any transfer of the Warrants or the securities comprising the Shares.

     SECTION 11.  INDEMNIFICATION AND CONTRIBUTION

     11.1. INDEMNIFICATION BY COMPANY. In the event of the filing of a registration statement with respect to the Warrant Shares pursuant to Section 9 hereof, the Company agrees to indemnify and hold harmless the holder of Warrant Shares and each person, if any, who controls the holder of Warrant Shares within the meaning of the Act, against any and all loss, claim, damage or liability, joint or several (which shall, for all purposes of this Agreement include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which such holder of Warrant Shares may become subject, under the Act or otherwise, insofar as such loss, claim, damage, or liability (or action with respect thereto) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus, or the Final Prospectus or any amendment or supplement thereto; or (b) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the holder of such Warrant Shares specifically for use in the preparation of the Registration Statement, any Preliminary Prospectus, the Effective Prospectus and the Final Prospectus or any amendment or supplement thereto. This indemnity will be in addition to any liability which the Company may otherwise have.

     11.2. INDEMNIFICATION BY HOLDERS OF WARRANT SHARES. The holders of Warrant Shares agree that they, severally, but not jointly, shall indemnify and hold harmless the Company, each other person referred to in subparts (1),
(2) and (3) of Section 11(a) of the Act in respect of the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any and all loss, claim, damage or liability, joint or several (which shall, for all purposes of this Agreement include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Company may become subject under the Act or otherwise, insofar as such loss, claim, damage, liability (or action in respect thereto) arises out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto; or (b) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading; except that such indemnification shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information and in conformity with written information furnished to the Company by the Warrantholder or the holder of Warrant Shares specifically for use in the preparation thereof. This indemnity will be in addition to any liability which such Warrantholder or holder of Warrant Shares may otherwise have.

     11.3. RIGHT TO PROVIDE DEFENSE. Promptly after receipt by an indemnified party under Section 11.1 or 11.2 above of written notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such section, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it of any liability which it may have to an indemnified party, except to the extent that the indemnifying party did not otherwise have knowledge of the commencement of the action and the indemnifying party's ability to defend against the action was prejudiced by such failure. Such failure shall not relieve the indemnifying party from any other liability which it may have to the indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the holders of Warrant Shares shall have the right to employ counsel to the holders of Warrant Shares who may be subject to liability arising out of any claim in respect of which indemnity may be sought by such persons against the Company under such section if, in such holders reasonable judgment, it is advisable for those holders of Warrant Shares to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company.

     11.4.  CONTRIBUTION.  If the indemnification provided for in Sections
11.1 and 11.2 of this Agreement is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, or liabilities referred to in Sections 11.1 or 11.2 above in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the holders of Warrant Shares in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the holder of Warrant Shares and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. For purposes of this Section 11.4, the term "damages" shall include any counsel fees or other expenses reasonably incurred by the Company or the holders of Warrant Shares in connection with investigating or defending any action or claim which is the subject of the contribution provisions of this Section 11.4. No person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in Section 11.4 hereof).

     SECTION 12.  TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933

     This Warrant, the Warrant Shares, and all other securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred, in whole or in part, except in compliance with the Act, and except in compliance with all applicable state securities laws. The Company may cause substantially the following legends, or their equivalents, to be set forth on each certificate representing the Warrant Shares, or any other security issued or issuable upon exercise of this Warrant, not theretofore distributed to the public or sold to underwriters, as defined by the Act, for distribution to the public pursuant to Section 8 above:

     (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED."

     (b)    Any legend required by applicable state securities laws.

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or the securities represented thereby) shall also bear the above legends unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

     SECTION 13.  FRACTIONAL SHARES

     No fractional shares or scrip representing fractional shares shall be issued upon the exercise of all or any part of this Warrant. With respect to any fraction of a share of any security called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in money equal to that fraction multiplied by the Current Market Price of that share.

     SECTION 14.  NO RIGHTS AS STOCKHOLDER; NOTICES TO WARRANTHOLDER.

     Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect to any meeting of stockholders for the election of directors of the Company or any other matter. The Company covenants, however, that for so long as this Warrant is at least partially unexercised, it will furnish any Holder of this Warrant with copies of all reports and communications furnished to the shareholders of the Company. In addition, if at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

            (a)  any action which would require an adjustment pursuant to
     Section 5.1 (except subsections 5.1(e) and 5.1(h) or 5.4; or

            (b) a dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of its property, assets, and business as an entirety or substantially as an entirety) shall be proposed;

then the Company shall give notice in writing of such event to the Warrantholder, as provided in Section 16 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation, or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive notice or any defect therein shall not affect the validity of any action taken with respect thereto.

     SECTION 15.  CHARGES DUE UPON EXERCISE.

     The Company shall pay any and all issue or transfer taxes, including, but not limited to, all federal or state taxes, that may be payable with respect to the transfer of this Warrant or the issue or delivery of Warrant Shares upon the exercise of this Warrant.

     SECTION 16.  WARRANT SHARES TO BE FULLY PAID

     The Company covenants that all Warrant Shares that may be issued and delivered to a Holder of this Warrant upon the exercise of this Warrant and payment of the Exercise Price will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

     SECTION 17.  NOTICES

     Any notice pursuant to this Agreement by the Company or by a Warrantholder or a holder of Warrant Shares shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

     (i) If to a Warrantholder or a holder of Warrant Shares, addressed to the address set forth above.

     (ii) If to the Company addressed to it at 96 Inverness Drive East, #R, Englewood, Colorado 80112, Attention: President.

     Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

     SECTION 18.  MERGER OR CONSOLIDATION OF THE COMPANY.

     The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 5.4 are complied with.

     SECTION 19.  APPLICABLE LAW

This Warrant shall be governed by and construed in accordance with the laws of the State of Colorado, and courts located in Colorado shall have exclusive jurisdiction over all disputes arising hereunder.

     SECTION 20.  ARBITRATION.

The Company and the Holder, and by receipt of this Warrant or any Warrant Shares, all subsequent Holders or holders of Warrant Shares, agree to submit all controversies, claims, disputes and matters of difference with respect to this Warrant, including, without limitation, the application of this Section 20 to arbitration in Denver, Colorado, according to the rules and practices of the American Arbitration Association from time to time in force; provided, however, that if such rules and practices conflict with the applicable procedures of Colorado courts of general jurisdiction or any other provisions of Colorado law then in force, those Colorado rules and provisions shall govern. This agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party. The parties agree to abide by all awards rendered in any such proceeding. These awards shall be final and binding on all parties to the extent and in the manner provided by the rules of civil procedure enacted in Oregon. All awards may be filed, as a basis of judgment and of the issuance of execution for its collection, with the clerk of one or more courts, state or federal, having jurisdiction over either the party against whom that award is rendered or its property. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

     SECTION 21.  ACCEPTANCE OF TERMS; SUCCESSORS.

By its acceptance of this Warrant, the Holder accepts and agrees to comply with all of the terms and provisions hereof. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 22.  MISCELLANEOUS PROVISIONS

     (a) Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Warrant Shares and the exercise of this Warrant in full shall not terminate the provisions of this Warrant as it relates to holders of Warrant Shares.

     (b) If the Company fails to perform any of its obligations hereunder, it shall be liable to the Holder for all damages, costs and expenses resulting from the failure, including, but not limited to, all reasonable attorney's fees and disbursements.

     (c) This Warrant cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated only upon the written consent of the Company and all of the holders of Warrants.

     (d) If any provision of this Warrant shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Warrant.

     (e) The Company agrees to execute such further agreements, conveyances, certificates and other documents as may be reasonably requested by the Holder to effectuate the intent and provisions of this Warrant.

     (f) Paragraph headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.


Dated January 13, 1998
      ---------------------------


                                       TRAINING DEVICES INCORPORATED




                                       By: /s/ Robert T. Bruce
                                           -------------------------------------
                                           Robert T. Bruce, CEO

                                    SCHEDULE 10.7

     The following persons and entities executed Warrants, the form of which is attached as EXHIBIT 10.7 in the Company's October 1997 private offering:

          NAME                            DATE           SHARES      WARRANTS
          ----                            ----           ------      --------
Caribou Bridge Fund LLC                 10/14/97        25,000       12,500

Kiawah Capital Partners                 10/14/97         8,333        4,167


Delaware Charter TTEE                   10/14/97        40,000       20,000
FBO Steven M. Bathgate, KEOGH

Delaware Charter TTEE FBO               10/14/97         6,667        3,333
Lawrence Bathgate IRA

John D. Phillips                        10/14/97         3,333        1,667

Kenneth Scott Bernstein                 10/16/97         8,333        4,167

James Edgar McDonald, Trustee           10/16/97        13,333        6,667
James Edgar McDonald Revocable
Living Trust

Virginia Stevens McDonald, Trustee      10/16/97        13,333        6,667
Virginia Stevens McDonald Revocable
Trust

Eugene C. McColley                      10/18/97         8,333        4,167

Hanifen Imhoff TTEE                     10/14/97         3,333        1,667
FBO Dudley Bailey IRA

James M. Fleming                        10/17/97         3,333        1,667

Edward C. Larkin                        10/21/97         2,500        1,667

John V. Atanasoff                       10/22/97         3,333        1,667

                                 Schedule 10-7 Page 1

          NAME                            DATE           SHARES      WARRANTS
          ----                            ----           ------      --------
Robert C. Nice                          10/22/97         2,500        1,250

Paul E. Mendell                         10/27/97           833          417

John Jenkins                            10/28/97         1,667          833

Barbara P. McLean                       10/29/97         1,667          833


The Webb Family Trust, L. M. Webb       10/31/97         8,333        4,167
and/or M.A. Webb, Trustees

McDonald & Co. Sec.                     10/31/97         5,000        2,500
FBO Barry G. Frederickson IRA

Jeffrey E. Sigman                       10/31/97         1,667          833

Hanifen Imhoff                          10/31/97         3,333        1,667
FBO Fred Duboc IRA

Wayne M. Hamersly                       11/3/97          5,000        2,500

Kathleen M. Malo  TTEE                  11/6/97          3,333        1,667
FBO Kathleen M. Malo Trust

Debra A. Korbelik Trust                 11/6/97          5,000        2,500

Steven C. Owsley                        11/6/97          3,333        1,667

Bloomquist Family Partnership           11/6/97            833          417


Edward C. Larkin                        11/10/97           833            0

                                 Schedule 10-7 Page 2

          NAME                            DATE           SHARES      WARRANTS
          ----                            ----           ------      --------
Brenman Bromberg & Tenanbaum,           11/10/97         3,333        1,667
P.C. 401(k) P/S Plan FBO Albert
Brenman


Brenman Bromberg & Tenanbaum,           11/10/97         1,667          833
P.C. 401(k) P/S Plan
FBO A. Thomas Tenanbaum

Robert M. Nieder                        11/10/97         5,000        2,500

J. Scott Liolos                         11/10/97         1,667          833

Randy & Rori Sasald                     11/10/97         1,667          833

Joseph A. Lavigne                       11/13/97         1,667          833

Paul Baryames                           11/14/97         3,333        1,667

Edmond O'Donnell                        11/18/97         3,333        1,667

Gary E. Keogh                           11/19/97         1,667          833

James M. Gerben                         11/21/97         3,333        1,667

Gorge Investments LLC                   11/26/97         3,333        1,667

Michael Ng                              12/10/97         3,333        1,667

Stanley G. Neujahr                      12/22/97         1,667          833

Michael J. Gorman                       12/23/97           833          417

                                 Schedule 10-7 Page 3

          NAME                            DATE           SHARES      WARRANTS
          ----                            ----           ------      --------
Southwest Securities                    12/23/97         3,333        1,667
FBO Anthony Silverman IRA

Richard T. Huebner                      12/30/97         6,667        3,333

George A. Johnson                       12/30/97         8,333        4,167

Skyline Real Estate Management          1/9/98           1,667          833
Defined Benefit pension Plan                           -------      -------

TOTAL                                                  238,333      119,167





                                 Schedule 10-7 Page 4